UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

BIG TIME HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Wall Street, Level 8 New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (212) 709-8206

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2018, Redux Acquisition, Inc. with a mailing address of 780 Reservoir Avenue, #123, Cranston, RI 02910, the control shareholder of Big Time Holdings, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with Palewater Global Management, Inc. with an address at 30 Wall Street, Level 8, NY, NY 10005. Pursuant to closing of the agreement on May 18, 2018, Redux Acquisition, Inc. transferred to Palewater Global Management Inc., 21,000,000 shares of our restricted common stock for $25,000 and other good and valuable consideration.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the transaction document, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K.

Item 3.02          Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
The issuance of the shares of the Company’s Common Stock in connection with the Agreement are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 5.01          Change in Control of Registrant.

On May 18, 2018, Redux Acquisition, Inc., the sole shareholder of Big Time Holdings, Inc., consummated a sale of 21,000,000 shares of our common stock to Palewater Global Management, Inc. Following the closing of the share purchase transaction, Palewater Global Management, Inc. now owns approximately 98.68% interest in the issued and outstanding shares of our common stock. Palewater Global Management Inc. is the controlling shareholder of Big Time Holdings, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 18, 2018, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On May 18, 2018, Mr. Brian Kistler was appointed as our new Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer and to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On May 18, 2018, Mr. Mandla J. Gwadiso was appointed as our Chairman of the Board of Directors and to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Background of Mr. Brian Kistler

Mr. Brian Kistler, Age 62- Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer

Mr. Kistler has extensive work history in the financial services industry. He began working at the securities firm Edward Jones in 1987 and over five (5) years increased his assets under management to $45 million dollars. Mr. Kistler then joined Linsco/Private Ledger in 1992, an independent broker/dealer firm, where he worked as an independent contractor. In 1994 he was recruited by broker/dealer Hilliard Lyons to develop the northeast area of Indiana. During his time at Hilliard/Lyons, Mr. Kistler had assets under management of nearly $100 million dollars. In 1999 Mr. Kistler was hired by Raymond James & Associates to manage their recently acquired Fort Wayne, Indiana office. Subsequently, he became the manager of nine (9) Raymond James offices in Indiana. Mr. Kistler’s responsibilities included managing fifty-three employees with client assets under management in excess of one billion dollars. During his time as manager, the revenues and assets under management grew substantially as a direct result of Mr. Kistler’s ability to recruit, retain and train high quality financial advisors. Mr. Kistler retired from his position with Raymond James in December 2005 to focus on the development of public companies ..

Since 2008, Mr. Kistler is the President of New Opportunity Business Solutions, Inc. (NOBS), a business consulting company located at 215 N. Jefferson Street, Ossian, IN 46777 in which Mr. Kistler serves in a consultancy status as an officer and director of public companies.

 Mr. Kistler currently serves in the following capacities as officer and or director for the following companies:

Success Holding Group Corp, USA - President and Director
Success Entertainment Group International, Inc. - CFO, President and Director
Global Senior Enterprise, Inc. - CEO and Director
Han Tang Technology, Inc. - CEO and Director
Freedom Energy Holdings, Inc. - CEO and Director

North America Frac Sand, Inc. Consultant and Shareholder

Dong Fang Hue Le, Inc.- President and Director

Background of Mr. Mandla J. Gwadiso

Mr. Mandla J. Gwadiso, Age 40- Chief Executive Officer, Chairman of the Board of Directors.

Mandla J. Gwadiso, known as MJ is presently Founder, Chairman & CEO of Brooklyn Throne Inc., he also serves as Chairman of Palewater Advisory Group Inc. He is the Founder as well as former Managing Partner & CEO of Milost Global Inc., a private equity firm that he founded in 2015. MJ originally founded Milost Advisors Inc., an investment banking firm that was based in NYC that is now defunct which led to the formation of Milost Global Inc. in 2015. From February 2009 through February 2013, MJ was an independent consultant to Sichuan Hanlong Group Co., Ltd located in Chengdu, Sichuan, China where he was lead advisor and reported directly to the founder and CEO.

From March 2013 to November 2015, MJ was President & CEO of Sigur Capital Inc, a New York based investment banking firm. MJ was responsible for leading the development and execution of the company’s long-term strategy with a view to creating shareholder value. MJ’s responsibilities included acting as a direct liaison between the board and management of the company. MJ is also the founder of Palewater Global Management Inc., a New York based conglomerate with a diverse portfolio of activities founded in 2017. MJ is an investment banker, entrepreneur, investor, financial engineer and philanthropist with years of experience in deal origination, deal structuring, deal execution with both equity and debt capital markets, predominantly in M&As. MJ has led over 35 investments over the years, including cross-border transactions and IPOs in the US, Germany, Australia, Africa and Hong Kong.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Share Purchase Agreement
99.1	Officer and Director Resignation Letter
99.2	Unanimous Written Consent by the Board of Directors and Shareholder of Precise Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG TIME HOLDINGS, INC.

Date: May 24, 2018	By:	/s/ Thomas DeNunzio
Thomas DeNunzio
Chief Executive Officer